SWEETGREEN APPOINTS ROSSANN WILLIAMS AS CHIEF OPERATING OFFICER

LOS ANGELES, CA (February 2, 2024) - Today, Sweetgreen (NYSE: SG) announced the appointment of Rossann Williams as the company’s Chief Operating Officer, effective February 5th. Williams joins Sweetgreen’s executive leadership team and will oversee Operations, Real Estate + Development and Supply Chain for the Company.

Williams is an accomplished global operations executive bringing more than 30 years of experience leading retail businesses. Williams is a respected and engaged leader focused on cultivating high-performance teams at every level of the business.

“Rossann is an industry veteran with a proven track record in driving sustainable growth of global, iconic brands and leading teams to generate profitability,” said Jonathan Neman, CEO and Co-Founder of Sweetgreen. “Rossann complements the existing skills and experience of our leadership team as we pursue our next chapter of growth. It’s clear that she shares our values, and I look forward to partnering with Rossann to further our mission of connecting more communities to real food.”

Prior to joining Sweetgreen, Williams spent over 18 years at Starbucks, where she rose to EVP and President of North America Retail. In this role, she oversaw a market of approximately 16,000 stores, where she significantly improved same-store sales, successfully opened thousands of new stores and helped navigate the company through the pandemic. At Starbucks, Williams also served in senior operations roles across North America, eventually rising to SVP, Global and Americas Operations Services. Previously, Williams held leadership roles for several well-known Fortune 500 brands including Blockbuster and Toys “R” Us.

“I’ve long admired Sweetgreen’s leadership as a founder-led, mission-driven company driving the industry forward. I am deeply aligned with Sweetgreen’s values, people-centric approach and commitment to connect more people to delicious, real food. I’m thrilled to be joining the Sweetgreen team at a moment of significant growth and an incredible opportunity ahead,” said Rossann Williams.

About Sweetgreen: Sweetgreen (NYSE: SG) is on a mission to build healthier communities by connecting people to real food. Sweetgreen sources the best quality ingredients from farmers and suppliers they trust to cook food from scratch that is both delicious and nourishing. They plant roots in each community by building a transparent supply chain, investing in local farmers and growers, and enhancing the total experience with innovative technology. Since opening its first 560-square-foot location in 2007, Sweetgreen has scaled to over 220 locations across the United States, and their vision is to lead the next generation of restaurants and lifestyle brands built on quality, community and innovation.

To learn more about Sweetgreen, its menu, and its loyalty program, visit www.Sweetgreen.com. Follow @Sweetgreen on Instagram, Facebook and X (formerly Twitter).

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Contacts
Sweetgreen Contact, Media:
Jenny Seltzer
press@sweetgreen.com

Sweetgreen Contact, Investor Relations:

Rebecca Nounou
ir@sweetgreen.com
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